Exhibit 99.1

World Fuel Services Corporation Reports Strong Second Quarter Results

Volume and Gross Profit Increase Sequentially in All Three Segments

MIAMI--(BUSINESS WIRE)--August 3, 2010--World Fuel Services Corporation (NYSE: INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported second quarter net income of $37.0 million or $0.61 diluted earnings per share compared to $27.7 million or $0.46 diluted earnings per share in the second quarter of 2009. Non-GAAP net income for the second quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $40.2 million or $0.66 non-GAAP diluted earnings per share compared to $30.7 million or $0.51 non-GAAP diluted earnings per share in the second quarter of 2009. Our second quarter GAAP and non-GAAP results were favorably affected by a gain of $1.9 million relating to a commercial paper investment for which a $1.9 million impairment charge was taken in the third quarter of 2007. The after-tax effect of the gain was $1.4 million, or $0.02 per share.

The company’s aviation segment generated record gross profit of $52.9 million in the second quarter of 2010, an increase of $4.5 million or 9% sequentially, and an increase of $13.1 million or 33% year over year. The marine segment generated gross profit of $43.2 million, increases of $3.8 million or 10% sequentially, and $2.9 million or 7% from last year’s results. The company’s land segment posted gross profit of $11.5 million in the second quarter, an increase of 4% sequentially, and flat year over year.

“We posted strong results in the second quarter with record aviation volume as well as sequential and year over year volume increases in both the marine and land segments,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “We continue to focus on driving profitable growth while maintaining our risk management discipline, which positions us well as end markets begin to recover.”

“We saw improvements in the marine segment, which achieved the highest level of quarterly gross profit since the first quarter of 2009,” stated Michael J. Kasbar, president and chief operating officer. “Furthermore, as evidenced by the recent Lakeside Oil acquisition, we remain committed to growth, both organically and through strategic acquisitions.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue	$4,397,275	$2,533,340	$8,315,296	$4,547,283
Cost of revenue	4,289,706	2,441,772	8,108,909	4,368,380

Gross profit	107,569	91,568	206,387	178,903

Operating expenses:
Compensation and employee benefits	38,900	35,079	73,701	68,872
Provision for bad debt	1,696	464	2,065	922
General and administrative	21,909	19,898	43,432	39,877

Total operating expenses	62,505	55,441	119,198	109,671

Income from operations	45,064	36,127	87,189	69,232
Non-operating expenses, net	248	561	852	1,917

Income before income taxes	44,816	35,566	86,337	67,315
Provision for income taxes	7,765	7,623	15,446	13,553

Net income including noncontrolling interest	37,051	27,943	70,891	53,762
Less: net income attributable to noncontrolling interest	74	201	211	190

Net income attributable to World Fuel	$36,977	$27,742	$70,680	$53,572

Basic earnings per share	$0.62	$0.47	$1.19	$0.91

Basic weighted average common shares	59,418	58,864	59,371	58,586

Diluted earnings per share	$0.61	$0.46	$1.17	$0.91

Diluted weighted average common shares	60,685	59,846	60,646	59,132

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	June 30,	December 31,
	2010	2009

Assets:
Current assets:
Cash and cash equivalents	$297,386	$298,843
Short-term investments	10,000	8,100
Accounts receivable, net	1,115,878	951,398
Inventories	140,693	126,793
Short-term derivative assets, net	10,171	11,853
Prepaid expenses and other current assets	81,082	66,991

Total current assets	1,655,210	1,463,978

Property and equipment, net	47,840	38,777

Goodwill, identifiable intangible and other assets	240,393	238,473

Total assets	$1,943,443	$1,741,228

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$6,259	$6,684
Accounts payable	947,214	796,978
Short-term derivative liabilities, net	10,970	9,133
Customer deposits	52,582	63,967
Accrued expenses and other current liabilities	71,106	70,980

Total current liabilities	1,088,131	947,742

Long-term debt	4,728	9,925
Other long-term liabilities	49,607	50,312
Total liabilities	1,142,466	1,007,979

Equity:
World Fuel shareholders' equity	800,538	733,021
Noncontrolling interest equity	439	228
Total equity	800,977	733,249

Total liabilities and equity	$1,943,443	$1,741,228

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income including noncontrolling interest	$37,051	$27,943	$70,891	$53,762
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	4,205	4,302	8,624	8,140
Provision for bad debt	1,696	464	2,065	922
Gain on short-term investments	(1,900)	-	(1,900)	-
Deferred income tax provision (benefit)	183	5,657	(1,272)	3,184
Share-based payment award compensation costs	2,411	2,094	3,717	3,885
Foreign currency losses (gains), net	68	(405)	428	(192)
Other	(6)	289	(96)	525
Changes in assets and liabilities, net of acquisitions	(36,502)	(8,965)	(58,685)	50,759
Total adjustments	(29,845)	3,436	(47,119)	67,223
Net cash provided by operating activities	7,206	31,379	23,772	120,985

Cash flows used in investing activities, net	(3,262)	(59,169)	(12,468)	(60,472)

Cash flows used in financing activities, net	(9,314)	(6,595)	(11,411)	(22,883)

Effect of exchange rate changes on cash and cash equivalents	(324)	868	(1,350)	829

Net (decrease) increase in cash and cash equivalents	(5,694)	(33,517)	(1,457)	38,459

Cash and cash equivalents, beginning of period	303,080	386,328	298,843	314,352

Cash and cash equivalents, end of period	$297,386	$352,811	$297,386	$352,811

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2010	2009	2010	2009

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$36,977	$27,742	$70,680	$53,572
Share-based compensation expense, net of taxes	1,741	1,325	2,744	2,526
Intangible asset amortization expense, net of taxes	1,447	1,592	2,941	2,857
Non-GAAP net income attributable to World Fuel	$40,165	$30,659	$76,365	$58,955

GAAP diluted earnings per share	$0.61	$0.46	$1.17	$0.91
Share-based compensation expense, net of taxes	0.03	0.02	0.05	0.04
Intangible asset amortization expense, net of taxes	0.02	0.03	0.05	0.05
Non-GAAP diluted earnings per share	$0.66	$0.51	$1.27	$1.00

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Marine segment	$2,276,651	$1,381,496	$4,375,263	$2,484,358
Aviation segment	1,691,042	832,166	3,150,766	1,542,581
Land segment	429,582	319,678	789,267	520,344
	$4,397,275	$2,533,340	$8,315,296	$4,547,283

Gross profit:
Marine segment	$43,204	$40,347	$82,593	$87,439
Aviation segment	52,887	39,744	101,262	71,765
Land segment	11,478	11,477	22,532	19,699
	$107,569	$91,568	$206,387	$178,903

Income from operations:
Marine segment	$23,972	$22,639	$43,980	$51,981
Aviation segment	28,701	17,727	55,395	29,399
Land segment	1,780	3,882	4,128	4,971
	54,453	44,248	103,503	86,351
Corporate overhead	(9,389)	(8,121)	(16,314)	(17,119)
	$45,064	$36,127	$87,189	$69,232

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President & Chief Financial Officer
or
Francis X. Shea, Executive Vice President & Chief Risk and Administrative Officer, 305-428-8000